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EXHIBIT NO. 21.1



                          SUBSIDIARIES OF FIBERCHEM, INC.



          Name                                         State of Incorporation
          ----                                         ----------------------

     FCI Environmental, Inc. (formerly FCI
      Instruments, Inc.)                                       Nevada
     Fiberoptic Medical Systems, Inc. (inactive)               Nevada
     PetroTester, Inc. (inactive)                              New Mexico